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                                   EXHIBIT 11
                           THE PROGRESSIVE CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                      (millions - except per share amounts)




                                            1995                       1994                     1993
                             ------------------------------------------------------------------------------
                                                    Per                       Per                     Per
                                    Amount         Share       Amount        Share       Amount      Share
                             ------------------------------------------------------------------------------
PRIMARY:
Net income                          $250.5                     $274.3                    $267.3
Less:  Preferred stock
        dividends                     (8.4)                      (8.6)                     (9.2)
                             ------------------------------------------------------------------------------
                                    $242.1         $3.26       $265.7        $3.59       $258.1      $3.59
                             ==============================================================================
Average shares
    outstanding                       71.8                       71.6                      69.3
Net effect of dilutive stock
    options                            2.4                        2.4                       2.5
                             ------------------------------------------------------------------------------
Total                                 74.2                       74.0                      71.8
                             ==============================================================================

FULLY DILUTED:
Net income                          $250.5                     $274.3                    $267.3
Less:  Preferred stock
    dividends                         (8.4)                      (8.6)                     (9.2)
                             ------------------------------------------------------------------------------
                                    $242.1         $3.24       $265.7        $3.59       $258.1      $3.58
                             ==============================================================================

Average shares
    outstanding                       71.8                       71.6                      69.3
Net effect of dilutive stock
    options                            2.9                        2.4                       2.7
                             ------------------------------------------------------------------------------
Total                                 74.7                       74.0                      72.0
                             ==============================================================================